SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                        ________________

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                         EMC CORPORATION
---------------------------------------------------------------
     (Exact name of registrant as specified in its charter)

                          MASSACHUSETTS
---------------------------------------------------------------
 (State or other jurisdiction of Incorporation or Organization)

                           04-2680009
---------------------------------------------------------------
             (I.R.S. Employer Identification Number)

                       35 Parkwood Drive,
                 Hopkinton, Massachusetts 01748
---------------------------------------------------------------
            (Address of Principal Executive Offices)

             EMC CORPORATION 1993 STOCK OPTION PLAN
---------------------------------------------------------------
                    (Full Title of the Plan)

                      Paul T. Dacier, Esq.
            Senior Vice President and General Counsel
                         EMC Corporation
                        171 South Street
                 Hopkinton, Massachusetts 01748
---------------------------------------------------------------
             (Name and Address of Agent for Service)

                         (508) 435-1000
---------------------------------------------------------------
  (Telephone Number, Including Area Code for Agent for Service)




                 CALCULATION OF REGISTRATION FEE


Title of                       Proposed Maximum  Proposed Maximum  Amount of
Securities to   Amount to be   Offering Price    Aggregate         Registration
be Registered   Registered(1)  Per Share(2)      Offering Price(2) Fee(3)


Common Stock,   20,000,000(4)    $74.85           $1,497,000,000    $395,208
par value $.01
per share


(1) This registration statement also relates to an aggregate of approximately 113,317,076 shares of common stock, par value $.01 per share, of EMC Corporation ("Common Stock") previously registered and remaining unissued under Registration
  Statements on Form S-8 (Registration Nos. 33-71598, 33-63665,
  333-31471, 333-55801 and 333-90329), which are incorporated by reference herein. Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the EMC Corporation 1993 Stock
  Option Plan, as amended (the "1993 Plan"), to which this Registration Statement relates.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on July 6, 2000.

(3) In accordance with Instruction E of Form S-8, the registration fee is being paid with respect to newly registered securities only.

(4) Represents shares that may be issued upon exercise of options granted under the 1993 Plan.


                             PART II

     EMC Corporation (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration
Statements on Form S-8 (Registration Nos. 33-71598, 33-63665, 333-31471, 333-55801 and 333-90329).


Item 8.  Exhibits.

Exhibit
Number              Title of Exhibit
--------            ----------------

4.1                 EMC Corporation 1993 Stock Option Plan,
                    as amended to date.

5.1                 Opinion of Paul T. Dacier, Esq., Senior
                    Vice President and General Counsel of EMC
                    Corporation, as to the legality of the
                    securities being registered.

23.1                Consent of PricewaterhouseCoopers LLP.

23.2                Consent of Paul T. Dacier, Esq., Senior
                    Vice President and General Counsel of EMC
                    Corporation (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1                Power  of  Attorney  (included  on  the
                    signature pages to this Registration Statement).



                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, Commonwealth of Massachusetts on the 11th day of July, 2000.


                              EMC Corporation


                              By:/s/ Paul T. Dacier
                                 -----------------------------------------
                                 PAUL T. DACIER
                                 Senior Vice President and General Counsel


     Each person whose signature appears below constitutes and appoints Michael C. Ruettgers, William J. Teuber, Jr. and Paul T. Dacier, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by EMC Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signatures                    Title                         Date
--------------------------      ----------------           ---------------

/s/  Richard J. Egan          Chairman of the Board         July 11, 2000
--------------------------    (Principal Executive
     Richard J. Egan           Officer) and Director


/s/ Michael C. Ruettgers      Chief Executive Officer       July 11, 2000
--------------------------    and Director
    Michael C. Ruettgers

/s/ William J. Teuber, Jr.    Senior Vice President and     July 11, 2000
--------------------------    Chief Financial Officer
    William J. Teuber, Jr.    (Principal Financial Officer
                               and Chief Accounting Officer)


/s/ Michael J. Cronin         Director                      July 11, 2000
--------------------------
    Michael J. Cronin


/s/ John R. Egan              Director                      July 11, 2000
--------------------------
    John R. Egan


/s/ Maureen E. Egan           Director                      July 11, 2000
--------------------------
    Maureen E. Egan


/s/ W. Paul Fitzgerald        Director                      July 11, 2000
--------------------------
W. Paul Fitzgerald


/s/ Joseph F. Oliveri         Director                      July 11, 2000
--------------------------
Joseph F. Oliveri

                              Director
--------------------------
Alfred M. Zeien


                               EXHIBIT INDEX

Exhibit
Number          Title of Exhibit


4.1       EMC Corporation 1993 Stock Option Plan, as amended to date.

5.1 Opinion of Paul T. Dacier, Esq., Senior Vice President and General Counsel of EMC Corporation, as to the legality of the securities being registered.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Paul T. Dacier, Esq., Senior Vice President and General Counsel of EMC Corporation (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (included on the signature pages to this Registration Statement).